Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm under the heading “Experts” in this Post Effective Amendment No. 1 to Form S-1 on Form S-3 (file no. 333-114089) of Aptimus, Inc. and to the incorporation by reference therein of our report dated March 25, 2005, with respect to the financial statements of Aptimus, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Moss Adams

Seattle, Washington
April 27, 2005